As filed with the Securities and Exchange Commission on June 20, 2025

Registration No. 333-255632

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

17 Education & Technology Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

16/F, Block B, Wangjing Greenland Center

Chaoyang District, Beijing 100102

People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

Sixth Amended and Restated 2015 Share Option Plan

Third Amended and Restated 2018 Share Option Plan

Second Amended and Restated 2020 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☒

Copies to:

Sishi Zhou Acting Chief Financial Officer 17 Education & Technology Group Inc. 16/F, Block B, Wangjing Greenland Center Chaoyang District, Beijing 100102 People’s Republic of China +86 (10) 6479 6786	Will H. Cai, Esq. Cooley LLP c/o 35th Floor Two Exchange Square 8 Connaught Place Central, Hong Kong +852 3758 1200	Yilin Xu, Esq. Cooley LLP 51/F, China World Tower A No. 1, Jian Guo Men Wai Avenue Beijing 100004, China +86 (10) 8540 0695

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (the “Amendment”) to Registration Statement on Form S-8 of 17 Education & Technology Group Inc. (the “Company”), as originally filed on April 30, 2021 and amended on March 10, 2022 (as amended, the “Registration Statement”), is being filed to amend the exhibit index set forth in the Registration Statement to reflect the amendments and restatements of several share option and incentive plans the Company previously adopted.

Effective on April 23, 2025, the board of directors of the Company approved amendments to extend the expiration dates of the outstanding options grants and the overall term of each of the following plans to December 31, 2035, with no other substantive amendments made:

•
The Fifth Amended and Restated 2015 Share Option Plan, restated as the Six Amended and Restated 2015 Share Option Plan;
•
The Second Amended and Restated 2018 Share Option Plan, restated as the Third Amended and Restated 2018 Share Option Plan; and
•
The Amended and Restated 2020 Share Incentive Plan, restated as the Second Amended and Restated 2020 Share Incentive Plan.

The Sixth Amended and Restated 2015 Share Option Plan, the Third Amended and Restated 2018 Share Option Plan and the Second Amended and Restated 2020 Share Incentive Plan are incorporated by reference herein as Exhibits 10.1, 10.2 and 10.3 and replace previous Exhibits 10.1, 10.2 and 10.3 of the Registration Statement. No additional securities are being registered. No changes have been made to the Registration Statement other than this explanatory note and exhibit index of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
4.1†

Seventh Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-250079), as amended, initially filed with the Securities and Exchange Commission on November 13, 2020)

4.2†

Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the to the registration statement on Form F-1 (File No. 333-250079) as amended initially filed with the Securities and Exchange Commission on November 13, 2020)

4.3†

Deposit Agreement among the Registrant, the Bank of New York Mellon as the depositary and owners and holders of the American Depositary Shares dated December 3, 2020 (incorporated herein by reference to Exhibit 4.3 to the Form S-8 filed on April 30, 2021 (File No. 333-255632))

5.1†	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A Ordinary Shares being registered
10.1	Sixth Amended and Restated 2015 Share Option Plan (incorporated herein by reference to Exhibit 99.1 to the Form 6-K filed on April 25, 2025 (File No. 001-39742))
10.2	Third Amended and Restated 2018 Share Option Plan (incorporated herein by reference to Exhibit 99.2 to the Form 6-K filed on April 25, 2025 (File No. 001-39742))
10.3	Second Amended and Restated 2020 Share Incentive Plan (incorporated herein by reference to Exhibit 99.3 to the Form 6-K filed on April 25, 2025 (File No. 001-39742))
23.1†	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm
23.2†	Consent of Maples and Calder (Hong Kong) LLP
24.1†	Power of Attorney (included on the signature page hereto)

† Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 20, 2025.

17 Education & Technology Group Inc.

By:	/s/ Andy Chang Liu
	Name:	Andy Chang Liu
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities on June 20, 2025.

Signature	Title

/s/ Andy Chang Liu Andy Chang Liu	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Sishi Zhou Sishi Zhou	Acting Chief Financial Officer (Principal Financial Officer)

/s/ Michael Chao Du Michael Chao Du	Director

/s/ Na Ai Na Ai	Director

/s/ Jiawei Gan Jiawei Gan	Director

/s/ Bing Yuan Bing Yuan	Director

/s/ Minghui Wu Minghui Wu	Director

/s/ Gui Jia Gui Jia	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of 17 Education & Technology Group Inc. has signed this Post-Effective Amendment No. 2 to the Registration Statement in New York, New York on June 20, 2025.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.